EXHIBIT 1


                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Reckson Associates Realty Corp. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of the 1st day of December, 2006.

MACK-CALI REALTY, L.P.

By:   MACK-CALI REALTY CORPORATION
      General Partner

      By:    /s/ Mitchell E. Hersh
          --------------------------------------------
          Name:  Mitchell E. Hersh
          Title: President and Chief Executive Officer

MACK-CALI REALTY CORPORATION

      By:    /s/ Mitchell E. Hersh
          --------------------------------------------
          Name:  Mitchell E. Hersh
          Title: President and Chief Executive Officer